EXHIBIT 10.1

AMENDMENT TO PURCHASE AND SALE AGREEMENT
BETWEEN WYOMING MINERAL EXPLORATION, LLC AND
RANCHER ENERGY CORP. DATED AUGUST 10, 2006

WHEREAS, Wyoming Mineral Exploration, LLC ("WME") and Rancher Energy Corp. ("Rancher Energy") entered into a Purchase and Sale Agreement dated August 10, 2006 ("PSA"); and

WHEREAS, the parties desire to amend the PSA as provided herein;

NOW, THEREFORE, in consideration of the mutual benefits derived from this Amendment, WME and Rancher Energy agree as follows:

1. Rancher Energy will pay WME an extension fee in an amount equal to 1% of the Purchase Price ($250,000.00) within 3 business days from the date of execution of this Amendment by Rancher Energy. The fee shall be wired to WME's account listed in Section 2.02 of the PSA. The fee shall be considered fully earned upon execution of this Amendment by Rancher Energy and WME, and the fee will not be credited against the Purchase Price at Closing.

2. Section 10.01 of the PSA is hereby modified to change the date of Closing from "on November 30, 2006" to "on or before January 4, 2007."

3. The Deposit ($2,500,000.00), which was previously delivered to WME pursuant to Section 2.02 of the PSA, shall be released to WME upon execution of this Amendment by Rancher Energy. The Deposit shall be considered fully earned and nonrefundable, although such amount will continue to be credited against the Purchase Price at Closing.

4. (a) Rancher Energy acknowledges the time period for which it may submit title defect notices pursuant to Section 3.04 of the PSA has expired, and, in any event, Rancher Energy waives its right to submit any additional title defects notices other than the title defect notices timely submitted to WME.

(b) WME agrees to cooperate with Rancher Energy and use good faith efforts to obtain, execute, and record such additional instruments as may be necessary or desirable to resolve certain alleged title defects, including: (i) the execution by WME, Robert Anderson, Merschat Minerals, LLC, Blue Hill, LLC, KGN Mineral Trust, and CPK Energy, LLC and the recording of corrective assignments to correct possible ambiguities in assignments of overriding royalty interests into those entities; (ii) the execution and recording by GWJ Exploration, LLC of documents sufficient to confirm that GWJ Exploration, LLC owns no overriding royalty interest in the leases described in the PSA; and (iii) to correct those deeds and/or leases covering lands described in the PSA as "Mountain Home," between Seller and KGN Mineral Trust or between KGN Mineral Trust and Parkerton Ranch, Inc. that contain an incorrect legal description for lands in Section 19, T33N/R76W.

(c) At no cost to WME, WME agrees to cooperate with Rancher Energy and use good faith efforts as may be necessary or desirable to address certain other issues, including: (i) to contact the Bureau of Land Management and investigate the possibility of obtaining a new federal oil and gas lease covering the 6.43 acre railroad right-of-way which is not currently covered by WYW-85311; and (ii) to contact the trustees of the J.G. Dyer and June M. Dyer Trust dated April 3, 1989 and use its best efforts to obtain a lease or purchase of the trust's interests in the leases described in the PSA.

(d) Except as provided in this paragraph 4, Rancher Energy agrees that the Title Defect Notices previously submitted to WME by Rancher Energy have been resolved or, to the extent not resolved, Rancher Energy hereby agrees to waive such title defects. Nothing herein is intended to modify, delete, or alter Section 12.03 of the PSA.

5. Rancher Energy and WME both waive any right to a purchase price adjustment pursuant to Sections 3.05(d) and 3.08 of the PSA.

6. Rancher Energy waives the conditions set forth in Sections 8.01 and 8.02 of the PSA.

7. Section 11.01(f) of the PSA is deleted in its entirety.

8. The parties agree that the Effective Time defined in Section 2.04 of the PSA shall be as of 7:00 a.m. local time, on January 1, 2007.

9. All other terms, covenants and conditions of the PSA shall remain unaffected and in full force.

10. This Amendment may be executed in counterparts according to Section 17.14 of the PSA.

DATED this 29th day of November, 2006.

WYOMING MINERAL EXPLORATION, LLC		RANCHER ENERGY CORP.

By:	/s/ Walter R. Merchat	By:	/s/ John Works
Title:	Member	Title:	President & CEO